Exhibit 10.8

TENTH AMENDMENT TO A LEASE AGREEMENT

BETWEEN DOMINO’S FARMS OFFICE PARK LLC

(LANDLORD) AND DOMINO’S PIZZA LLC (TENANT)

THIS TENTH AMENDMENT TO A LEASE AGREEMENT is made November 7, 2017 by and between DOMINO’S FARMS OFFICE PARK LLC, a Michigan Limited Liability Company, f/k/a Domino’s Farms Office Park Limited Partnership (Landlord) and DOMINO’S PIZZA LLC (Tenant).

WHEREAS, Landlord entered into a Lease Agreement (the Lease) for a portion of the office building known as Domino’s Farms Prairie House located at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 with Domino’s Pizza, Inc., whose successor in interest is Domino’s Pizza LLC (Tenant), for a term of five (5) years commencing as of December 21, 1998; and

WHEREAS, Landlord and Tenant extended the term of the Lease Agreement, included additional space as a part of the Premises, and incorporated additional provisions via a First Amendment to Lease dated August 8, 2002; and

WHEREAS, Landlord and Tenant amended the Lease on May 5, 2004 by replacing Section B (Premises) of the First Amended Standard Lease Summary; and

WHEREAS, Landlord and Tenant amended the Lease on November 18, 2009 to clarify actual size of the warehouse and to add an additional 4,790 usable square feet of space, and

WHEREAS, Landlord and Tenant amended the Lease in April 2010 for the temporary lease of additional space, and

WHEREAS, Landlord and Tenant amended the Lease on August 28, 2012 to expand the primary Premises and extend the Term of the Lease, and

WHEREAS, Landlord and Tenant amended the Lease in February 2015 for the temporary lease of additional space, and

WHEREAS, via the Sixth Amendment to Lease, Landlord and Tenant amended the Lease in February 2015 to expand the primary Premises, and

WHEREAS, via a Seventh Amendment to Lease dated April 2016, Tenant absorbed an additional 6,448 rentable square feet (5,607 usable square feet) located at Lobby H on Level 3, and

WHEREAS, via an Eighth Amendment to Lease dated November 4, 2016 Tenant absorbed an additional 15,700 rentable square feet (13,652 usable square feet) located at Lobby D on Level 3, and

WHEREAS, via a Ninth Amendment to Lease dated February 16, 2017, Tenant absorbed an additional 9,343 rentable square feet (8,124 usable square feet) located at Lobby K on Level 1, and

WHEREAS, Tenant desires to further expand the Premises to which said Lease shall apply;

NOW, THEREFORE, Landlord and Tenant agree to the following:

Effective January 1, 2018, Tenant shall expand to the south of the Premises on the third level into the space formerly known as IBM and equal to 8,188 rentable square feet (7,120 usable square feet). (See Rider A.)

Tenant will accept the suites in “as-is” configuration and condition. Tenant shall be responsible for the cost of any modifications to the suites.

The Office Space, Lab Space and Conference Center square footage will now total 262,781 rentable square feet, based upon 228,505 usable square feet with a 15% common area factor.

Tenant shall have a First Right of Refusal for an expansion into two additional suites in close proximity to the former IBM suite on Level 3 of the building. (See Riders B and C.) Said suites are 973 rentable square feet and 4,640 rentable square feet (846 usable square feet and 4,035 usable square feet, respectively). Landlord will notify Tenant at such time that a viable tenant has been identified for said suite(s), and Tenant shall have five (5) business days to commit to or release the suite.

The rent for the additional suites shall be at the same rate and subject to the same annual increases as the Primary Premises. The term for these additional suites shall be co-terminus with the Primary Premises.

All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this TENTH AMENDMENT TO LEASE AGREEMENT as of the day and year first above written.

TENANT:	LANDLORD:

DOMINO’S PIZZA LLC	DOMINO’S FARMS OFFICE PARK LLC
(a Michigan limited liability company)	(a Michigan limited liability company)

By:	/s/ Michelle Hook	By:	/s/ Paul R. Roney
Its:	Vice President of Finance and Treasury		Paul R. Roney
		Its:	Manager

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